AMENDMENT NO. 3 TO INVESTMENT SUBADVISORY AGREEMENT

This Amendment to the Investment Subadvisory Agreement dated as of
December 29, 2003, as amended (the "Agreement") by and among
Vantagepoint Investment Advisers, LLC, a Delaware limited
liability company ("Client"), Mellon Capital Management Corporation, a Delaware corporation ("Subadviser"),
and The Vantagepoint Funds, a Delaware statutory trust,
shall be effective as of January 19, 2009.

      WHEREAS, the Client, Subadviser and The Vantagepoint Funds
entered into the Agreement for the management of the Vantagepoint
S&P 500 Stock Index Fund, a series of The Vantagepoint Funds;
      WHEREAS, the Client, Subadviser and The Vantagepoint Funds
desire to further amend the Agreement as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1.  Section 6(c)  Reconciliations.  Section 6(c) of the Agreement
is hereby amended and restated as follows:

      (c) Reconciliations.  On a daily basis, Subadviser shall review reports of the Account's portfolio holdings as provided to Subadviser by the Custodian and shall report as promptly as possible within two (2) business days to the Custodian and to Client any discrepancies between the holdings of the securities in the Account and the prices that Subadviser believes should be assigned to them.  On a monthly basis, Subadviser shall reconcile security and cash positions, and market values to the Custodian's records and report discrepancies to
Client within ten (10) business days after the end of the month.

2. All other provisions of the Agreement, as previously
amended, remain in full force and effect.

3. Unless otherwise defined in this Amendment, all terms
used in this Amendment shall have the same meaning given to
them in the Agreement.

4. This Amendment may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AMENDMENT:

THE VANTAGEPOINT FUNDS, on behalf of the Vantagepoint
S&P 500 Stock Index Fund

 By:
  Angela Montez, Secretary
  The Vantagepoint Funds

 Date: April __, 2009

 Approved by:
      Wayne Wicker, Chief Investment Officer
    Vantagepoint Investment Advisers, LLC

 Date: April __, 2009

      VANTAGEPOINT INVESTMENT ADVISERS, LLC

 By:
  Angela Montez, Assistant Secretary
  ICMA Retirement Corporation

 Date: April __, 2009

      Approved by:
      Wayne Wicker, Chief Investment Officer
    Vantagepoint Investment Advisers, LLC

 Date: April __, 2009

 MELLON CAPITAL MANAGEMENT CORPORATION

 By:

 Title: ______

 Date: April __, 2009

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  (d)(97)

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